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                     [LETTERHEAD OF SCHVANEVELDT & COMPANY]



                                                                      Exhibit 16


United States Securities & Exchange Commission
Washington, D.C. 20549

May 25, 2000


Re:  VPN Communications Corporation
     File 33-19345-LA

Dear Sirs:

I have read Item 4, Changes in Registrant's Certifying Accountant, of VPN Communications Corporation, Form 8-K dated May 24, 2000 and agree with the contents therein and to the references made to me and my firm.

/s/  Schvaneveldt & Company


Salt Lake City, Utah
May 25, 2000